Amendment No. 9 to Distribution Agreement

This Amendment No. 9, dated as of May 29, 2014 (the “Effective Date”), to the Distribution Agreement (this “Amendment”), by and between AQR Funds, a Delaware statutory trust established under the laws of the State of Delaware (the “Trust”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Trust and the Distributor entered into a Distribution Agreement dated as of November 1, 2011, as amended and as in effect prior to giving effect to this Amendment (the “Agreement”); and

WHEREAS, the Trust and the Distributor wish to amend the provisions of the Agreement to reflect the addition of a new class for certain existing Portfolios and the renaming of an existing class for certain existing Portfolios, under Schedule A of the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1. Upon the Effective Date, the parties hereto agree to delete the current Schedule A – List of Funds to the Agreement in its entirety and replace it with a new Schedule A – List of Funds attached hereto and incorporated by reference herein.

2. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

AQR FUNDS		ALPS DISTRIBUTORS, INC.

By:	/s/ Nicole DonVito	By:	/s/ Jeremy O. May
Name: Nicole DonVito		Name: Jeremy O. May
Title: Chief Legal Officer & Vice President		Title: President

SCHEDULE A

LIST OF FUNDS

FUND	CLASSES OFFERED
AQR Momentum Fund	Class L Class N Class R6

AQR Small Cap Momentum Fund	Class L Class N Class R6

AQR International Momentum Fund	Class L Class N Class R6

AQR Global Equity Fund	Class N Class I Class Y Class R6

AQR International Equity Fund	Class N Class I Class Y Class R6

AQR International Small Cap Fund	Class N Class I Class Y

AQR Emerging Markets Fund	Class N Class I Class Y

AQR Equity Plus Fund	Class N Class I

AQR Small Cap Core Fund	Class N Class I

AQR Small Cap Growth Fund	Class N Class I

AQR Diversified Arbitrage Fund	Class N Class I Class R6

AQR Managed Futures Strategy Fund	Class N Class I Class R6

AQR Risk Parity Fund	Class N Class I Class R6

AQR Multi-Strategy Alternative Fund	Class N Class I Class R6

AQR Tax-Managed Momentum Fund	Class L Class N Class R6

AQR Tax-Managed Small Cap Momentum Fund	Class L Class N Class R6

AQR Tax-Managed International Momentum Fund	Class L Class N Class R6

AQR U.S. Defensive Equity Fund	Class N Class I Class R6

AQR International Defensive Equity Fund	Class N Class I Class R6

AQR Emerging Defensive Equity Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy Fund	Class N Class I Class R6

AQR Risk-Balanced Commodities Strategy LV Fund	Class N Class I

AQR Risk Parity II MV Fund	Class N Class I Class Y Class R6

AQR Risk Parity II HV Fund	Class N Class I Class Y Class R6

AQR Core Equity Fund	Class N Class L Class R6

AQR Small Cap Core Equity Fund	Class N Class L Class R6

AQR International Core Equity Fund	Class N Class L Class R6

AQR Long-Short Equity Fund	Class N Class I Class R6

AQR Managed Futures Strategy HV Fund	Class N Class I Class R6

AQR Style Premia Alternative Fund	Class N Class I Class R6

AQR Global Macro Fund	Class N Class I Class R6

AQR Emerging Core Equity Fund	Class L Class N Class R6

AQR Emerging Momentum Fund	Class L Class N Class R6